EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITOR'S
We hereby consent to the incorporation by reference in the Registration Statements of DLH Holdings Corp. on Form S-3 (File Nos. 333-238882, 333-215405, 333-184912, 333-74478 and 333-120423) and on Form S-8 (File Nos. 333-256329, 333-212702, 333-197374, 333-178830, 333-73426, 333-143951 and 333-225153) of our audit report dated October 31 2022, with respect to the financial statements of Grove Resource Solutions, Inc. as of and for the years ended December 31, 2021 and 2020, included in this Current Report on Form 8-K/A

/s/ CohnReznick LLP

Tysons, Virginia February 23, 2023

{N0299689 }